CALCULATION OF REGISTRATION FEE

Title of each class of securities offered	Amount to be Registered(1)	Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common stock, par value $1.00 per share	8,045,308	$13,154,078.58	(4)

____________________________

(1) Comprised of 6,996,000 shares of common stock (the “Conversion Shares”) issued to the selling stockholders upon conversion of 10% Mandatory Convertible Non-Cumulative Preferred Stock, Series 2008ND-V and 10% Mandatory Convertible Non-Cumulative Preferred Stock, Series 2008ND-NV of The South Financial Group, Inc. (collectively the “Mandatory Convertible Preferred Stock”) and an additional 1,049,308 shares of common stock (the “Inducement Shares”) issued to the selling stockholders in reliance upon exemptions from registration set forth in the Securities Act of 1933, as amended (the “Securities Act”), as an inducement for early conversion of the Mandatory Convertible Preferred Stock.

(2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and calculated in accordance with Rule 457(c) under the Securities Act, based on the average high and low prices for the Company’s common stock on February 5, 2009, as reported on the Nasdaq Global Select Market.

(3) Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $39.30 per $1,000,000 of the proposed maximum aggregate offering price.

(4) With respect to the Conversion Shares registered herein, a filing fee was previously paid with the prospectus filed with the Securities and Exchange Commission on June 6, 2008 under the Company’s Registration Statement on Form S-3ASR (File No. 333-151484) relating to the resale of such shares by certain selling stockholders named herein and is being used to offset any fee due with respect to such shares in this offering. Pursuant to Rule 457(i) of the Securities Act, no additional registration fee is due with respect to the Conversion Shares. With respect to the Inducement Shares registered herein, an additional filing fee of $67.42 calculated in accordance with Rules 456(b) and 457(r) of the Securities Act has been paid with respect to this offering.

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-151484

PROSPECTUS SUPPLEMENT

(To prospectus dated June 6, 2008)

8,045,308 Shares

The South Financial Group, Inc.

Common Stock

___________________

The shares of common stock, $1.00 par value per share of The South Financial Group, Inc. (“TSFG”) described in this prospectus supplement (the “Shares”) are being offered for sale from time to time by the selling stockholders named herein who acquired the Shares or securities that either have been exchanged for or will be convertible into Shares offered by this prospectus supplement from TSFG in connection with placements by TSFG in May, 2008 and January, 2009 in reliance on exemptions from registration under the Securities Act of 1933, as amended. We are registering the offer and sale of the Shares to satisfy registration rights we have granted.

The selling stockholders will receive all of the proceeds from any sales and we will not receive any of the proceeds. Information about the selling stockholders and their ownership of Shares contained in this prospectus supplement updates, amends and supersedes any such information contained in the prospectus filed with the Securities and Exchange Commission on June 6, 2008 (the “prospectus”). This prospectus supplement is not complete without, and may not be utilized except in connection with, the prospectus, including any amendments or supplements thereto.

The selling stockholders may sell the Shares at various times and in various types of transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods.  Shares may be sold at the market price of the common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of Shares.

The selling stockholders will pay all brokerage fees and commissions and similar sale-related expenses.  We are paying expenses relating to the registration of the Shares with the Securities and Exchange Commission.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “TSFG.” The last reported sale price of the common stock on February 6, 2009 was $1.91 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

___________________________

The date of this prospectus supplement is February 9, 2009

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THE SOUTH FINANCIAL GROUP, INC.

The South Financial Group, Inc. is a South Carolina corporation headquartered in Greenville, South Carolina. We are a bank holding company, as defined by the Gramm-Leach-Bliley Act of 1999. We operate principally through Carolina First Bank, a South Carolina-chartered commercial bank. Carolina First Bank conducts banking operations in South Carolina and North Carolina (as Carolina First Bank), in Florida (as Mercantile Bank), and on the Internet (as Bank CaroLine).

Our subsidiaries provide a full range of financial services, including deposits, loans, treasury management, merchant processing, full-service brokerage and investments, business and personal insurance, trust, investment management, and financial planning. At September 30, 2008, we conducted business through 180 branch offices in Florida, North Carolina, and South Carolina. At September 30, 2008, we had $13.7 billion in assets, $10.3 billion in loans, $7.4 billion in customer deposits, $1.5 billion in shareholders’ equity, and $535.1 million in market capitalization. At September 30, 2008, approximately 45% of TSFG’s total customer deposits were in South Carolina, 41% were in Florida, and 14% were in North Carolina.

The address of our principal executive offices is 102 South Main Street, Greenville, South Carolina 29601. Our telephone number is (864) 255-7900.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement updates and amends a prospectus dated June 6, 2008, which is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (which is referred to in this document as the “SEC”). By using a shelf registration statement, certain selling shareholders may resell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus supplement. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in the prospectus dated June 6, 2008 and this prospectus supplement. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities offered, you should review the full text of these documents. The registration statement, exhibits and prospectus can be obtained from the SEC as indicated under the heading “Where You Can Find Additional Information.”

You should read this prospectus supplement and any additional information described below under the heading “Where You Can Find Additional Information.”

We and the selling shareholders are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

References in this prospectus supplement to “TSFG”, the “Company”, “we”, “us” and “our” are to The South Financial Group, Inc. (together with its subsidiaries) unless the context otherwise provides.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, and the information incorporated by reference in this prospectus supplement contain certain forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”

Forward-looking statements provide management’s current expectations or predictions of future conditions, events or results. They may include projections of our revenues, income, earnings per share, capital expenditures, dividends, capital structure or other financial items, descriptions of management’s plans or objectives for future operations, products or services, or descriptions of assumptions underlying or relating to the foregoing. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. These statements speak only as of the date they were made. Management does not undertake to update forward-

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looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made except as required by federal securities law.

There are a number of significant factors which could cause actual conditions, events or results to differ materially from those described in the forward-looking statements, many of which are beyond management’s control or its ability to accurately forecast or predict. Factors that might cause our future performance to vary from that described in our forward-looking statements include market, credit, operational, regulatory, strategic, liquidity, capital and economic factors as described under “Risk Factors” in our periodic reports filed with the SEC, including, without limitation: risks from changes in economic, monetary policy, and industry conditions; changes in interest rates, shape of the yield curve, deposit rates, the net interest margin, and funding sources; market risk (including net income at risk analysis and economic value of equity risk analysis) and inflation; risks inherent in making loans, including repayment risks and changes in the value of collateral; loan growth, the adequacy of the allowance for credit losses, provision for credit losses, and the assessment of problem loans (including loans acquired via acquisition); continued deterioration in the overall credit environment; loss of deposits due to perceived capital weakness or otherwise; adequacy of capital and future capital needs; issuance of subordinated debt; level, composition, and repricing characteristics of the securities portfolio; deposit growth, change in the mix or type of deposit products and cost of deposits; availability of wholesale funding; fluctuations in consumer spending; competition in the banking industry and demand for our products and services; continued availability of senior management; technological changes; ability to increase market share; income and expense projections, ability to control expenses, and expense reduction initiatives; changes in the compensation, benefit, and incentive plans, including compensation accruals; risks associated with income taxes, including the potential for adverse adjustments; acquisitions, greater than expected deposit attrition or customer loss, inaccuracy of related cost savings estimates, inaccuracy of estimates of financial results, and unanticipated integration issues; valuation of goodwill and intangibles and related impairment; significant delay or inability to execute strategic initiatives designed to grow revenues; changes in management’s assessment of and strategies for lines of business, asset, and deposit categories; changes in accounting policies and practices; changes in the evaluation of the effectiveness of our hedging strategies; changes in regulatory actions, including the potential for adverse adjustments; changes, costs, and effects of litigation, and environmental remediation; and recently-enacted or proposed legislation.

In addition, other factors could adversely affect our results and this list is not a complete set of all potential risks or uncertainties. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this prospectus supplement or in our other periodic filings with the SEC.

Such forward-looking statements speak only as of the date on which such statements are made and shall be deemed to be updated by any future filings made by TSFG with the SEC. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made to reflect the occurrence of unanticipated events. In addition, certain statements in future filings by TSFG with the SEC, in press releases, and in oral and written statements made by or with the approval of TSFG, which are not statements of historical fact, constitute forward-looking statements.

This prospectus supplement also contains or incorporated by reference financial information determined by methods other than in accordance with Generally Accepted Accounting Principles (which is referred to in this document as “GAAP”). TSFG’s management uses these non-GAAP measures to analyze TSFG’s performance. In particular, TSFG presents certain designated net interest income amounts on a tax-equivalent basis (in accordance with common industry practice). TSFG also presents certain tax-equivalent net interest margin comparisons including the net cash settlements on certain interest rate swaps for 2005. Management believes that these presentations of tax-equivalent net interest income aid in the comparability of net interest income arising from both taxable and tax-exempt sources over the periods presented. TSFG also presents loan and deposit growth, excluding loans/deposits acquired net of dispositions (referred to herein as “organic growth”). In discussing its deposits, TSFG presents “core deposits,” which are defined by TSFG as noninterest-bearing, interest-bearing checking, money market accounts, and savings accounts, and “customer deposits,” which are defined by TSFG as total deposits less brokered deposits. Wholesale borrowings include short-term and long-term borrowings and brokered deposits. These disclosures should not be viewed as a substitute for GAAP measures, and furthermore, TSFG’s non-GAAP measures may not necessarily be comparable to non-GAAP performance measures of other companies.

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RISK FACTORS

An investment in TSFG’s common stock is subject to certain risks. You should carefully consider the “Risk Factors” section in the Annual Report on Form 10-K for the year ended December 31, 2007 and in our prospectus dated June 6, 2008, as well as other information included or incorporated by reference into this prospectus supplement and prospectus. See “Where You Can Find Additional Information.”

RECENT DEVELOPMENTS

On January 27, 2009, TSFG reported a fourth quarter 2008 net loss available to common shareholders of $319.4 million, or $(4.29) per diluted share. The net loss was primarily driven by a non-cash accounting charge for goodwill impairment for TSFG’s Florida banking segment of $237.6 million and continuing high credit costs, including an increase in the allowance for credit losses. Excluding this goodwill impairment charge and other non-operating items, the fourth quarter 2008 operating loss available to common shareholders totaled $75.0 million, or $(1.01) per diluted share. Fourth quarter 2008 operating results reflect the following items:

•

A tangible common equity ratio at December 31, 2008 of 6.05%, or 7.84% reflecting the Mandatory Convertible Preferred Stock, as defined below (which automatically converts into common stock on May 1, 2011), stable from September 30, 2008;

•

The U.S. Treasury’s $347 million equity investment in TSFG under the voluntary Capital Purchase Program (“CPP”), which improved TSFG’s Tier 1 risk-based capital ratio to 12.86% well above the well-capitalized requirement;

•	A fourth quarter 2008 provision for credit losses totaling $122.9 million (which represents an increase of $38.3 million from third quarter 2008 and exceeds net loan charge-offs by $46.9 million);
•	An increase in the allowance for credit losses to 2.45% of loans held for investment at December 31, 2008, up from 1.97% at September 30, 2008;
•	An increase in fourth quarter 2008 net loan charge-offs to $76.1 million, or 2.93% of average loans held for investment, from $75.4 million for third quarter 2008;
•	An increase in nonperforming assets to $421.2 million at December 31, 2008, or 4.10% of loans and foreclosed property, from $293.2 million, or 2.83%, at September 30, 2008; and
•	A decline in the net interest margin of 11 basis points to 2.97% for fourth quarter 2008.

For the year ended December 31, 2008, the net loss available to common shareholders totaled $568.6 million, or $(7.77) per diluted share, which included $426.0 million in non-cash goodwill impairment charges for TSFG’s Florida Banking Segment recorded in the first and fourth quarters of 2008. Excluding the goodwill impairment charge and other non-operating items, the 2008 operating loss available to common shareholders totaled $134.4 million, or $(1.84) per diluted share.

Market Developments and Economic Conditions. In recent periods, United States and global markets have experienced severe disruption and volatility, and general economic conditions have declined significantly. Adverse developments in credit quality, asset values and revenue opportunities throughout the financial services industry, as well as general uncertainty regarding the economic, industry and regulatory environment, have had a marked negative impact on the industry. These developments and conditions have also negatively impacted the financial position and results of operations of TSFG.

The United States and the governments of other countries have taken steps to try to stabilize the financial system, including investing in financial institutions, and have also been working to design and implement programs to improve general economic conditions. Notwithstanding the actions of the United States and other governments, there can be no assurances that these efforts will be successful in restoring industry, economic or market conditions and that they will not result in adverse unintended consequences. Factors that could continue to pressure financial services companies, including TSFG, are numerous and include (1) continued or worsening credit quality, (2) continued or worsening disruption and volatility in financial markets, (3) limitations resulting from or imposed in connection with governmental actions intended to stabilize or provide additional regulation of the financial system and (4) recessionary conditions that are deeper or last longer than currently anticipated, whether nationally or within all or a portion of TSFG’s geographic footprint.

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On January 27, 2009, TSFG entered into an agreement with OZ Domestic Partners, L.P., OZ Domestic Partners II, L.P. and OZ Global Special Investments, L.P. (collectively, the “OZ Group”) pursuant to which an aggregate of 45,474 shares of 10% Mandatory Convertible Non-Cumulative Preferred Stock, Series 2008ND-V (Liquidation Preference $1,000) and 10% Mandatory Convertible Non-Cumulative Preferred Stock, Series 2008ND-NV (Liquidation Preference $1,000) (collectively the “Mandatory Convertible Preferred Stock”) of TSFG held by the OZ Group were exchanged for an aggregate of 9,496,000 shares of TSFG common stock (the “Exchange”). The 45,474 shares of Mandatory Convertible Preferred Stock were exchanged for 6,996,000 Shares provided for under the terms of their respective certificates of designations (the “Conversion Shares”) and an additional 2,500,000 Shares as an inducement for early conversion of the Mandatory Convertible Preferred Stock (the “Inducement Shares”). Subsequently, the OZ Group sold 1,450,692 Inducement Shares pursuant to an exemption from the SEC’s registration requirements. The 8,045,308 Shares to which this prospectus supplement relates were issued to the OZ Group in reliance upon the exemptions from registration set forth in the Securities Act of 1933, including under Section 3(a)(9) thereof. The Shares were issued in an exchange in which no commission or other remuneration was paid or given directly or indirectly by TSFG for soliciting such exchange. The Selling Stockholders table listed below has been updated to reflect the number of Shares which may be resold hereby by each selling stockholder pursuant to the Exchange.

USE OF PROCEEDS

All Shares sold pursuant to this prospectus supplement will be sold by the selling stockholders and we will not receive any of the proceeds from such sales.

SELLING STOCKHOLDERS

The selling stockholders acquired the Shares or securities that either have been exchanged for or will be convertible into Shares offered by this prospectus supplement from TSFG in connection with placements by TSFG in May, 2008 and January, 2009 in reliance on exemptions from registration under the Securities Act of 1933, as amended. The registration of these Shares does not necessarily mean that the selling stockholders will sell all or any of the Shares.

The following table provides information regarding the beneficial ownership of TSFG’s common stock by the selling stockholders, as of February 6, 2009. The number of Shares set forth in the table below represents all Shares owned by the selling stockholders. Information about the selling stockholders and their ownership of Shares and/or securities convertible into or exchangeable for Shares contained in this prospectus supplement updates, amends and supersedes any such information contained in the prospectus filed with the Securities and Exchange Commission on June 6, 2008.

The information provided in the table below with respect to the selling stockholders has been obtained from the selling stockholders and we have not sought to verify this information.

Selling Stockholders	Number of Shares of Common Stock Beneficially Owned Prior to the Offering	Maximum Number of Shares of Common Stock Which May be Resold Hereby	% Beneficially Owned (After Completion of the Offering)**
OZ Domestic Partners, L.P.(1)(4)	2,883,592	2,883,592	*
OZ Domestic Partners II, L.P.(2)(4)	3,158,945	3,158,945	*
OZ Global Special Investments, L.P.(3)(4)	2,002,771	2,002,771	*

* Less than 1%.

** All calculations are based on 84,753,541 shares of TSFG common stock outstanding as of February 6, 2009.

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(1)

We have been advised by the selling stockholder that it has voting and dispositive power over the Shares. 4,074,500 shares of common stock were originally registered pursuant to the prospectus filed with the SEC on June 6, 2008, assuming a minimum conversion price of $4.00 with respect to shares of Mandatory Convertible Preferred Stock previously held by the selling stockholder. On January 27, 2009, all of the selling stockholder’s shares of Mandatory Convertible Preferred Stock were exchanged for 3,403,392 Shares comprising of 2,507,385 Shares issuable upon conversion of the Mandatory Convertible Preferred Stock at a conversion price of $6.50 and an additional 896,007 Shares. Subsequently, the selling stockholder sold 519,800 Shares pursuant to an exemption from the SEC’s registration requirements.

(2)

We have been advised by the selling stockholder that it has voting and dispositive power over the Shares. 4,464,000 shares of common stock were originally registered pursuant to the prospectus filed with the SEC on June 6, 2008, assuming a minimum conversion price of $4.00 with respect to shares of Mandatory Convertible Preferred Stock previously held by the selling stockholder. On January 27, 2009, all of the selling stockholder’s shares of Mandatory Convertible Preferred Stock were exchanged for 3,728,737 Shares comprising of 2,747,077 Shares issuable upon conversion of the Mandatory Convertible Preferred Stock at a conversion price of $6.50 and an additional 981,660 Shares. Subsequently, the selling stockholder sold 569,792 Shares pursuant to an exemption from the SEC’s registration requirements.

(3)

We have been advised by the selling stockholder that it has voting and dispositive power over the Shares. 2,830,000 shares of common stock were originally registered pursuant to the prospectus filed with the SEC on June 6, 2008, assuming a minimum conversion price of $4.00 with respect to shares of Mandatory Convertible Preferred Stock previously held by the selling stockholder. On January 27, 2009, all of the selling stockholder’s shares of Mandatory Convertible Preferred Stock were exchanged for 2,363,871 Shares comprising of 1,741,538 Shares issuable upon conversion of the Mandatory Convertible Preferred Stock at a conversion price of $6.50 and an additional 622,333 Shares. Subsequently, the selling stockholder sold 361,100 Shares pursuant to an exemption from the SEC’s registration requirements.

(4)

Daniel S. Och as Chief Executive Officer of Och-Ziff Holding Corporation, the General Partner of OZ Management LP, which is the Investment Manager of this selling shareholder, may be deemed to have voting/investment control of the registerable securities held by the selling security holder. His address is 9 West 57th Street, 39th floor, New York, NY 10019.

PLAN OF DISTRIBUTION

This prospectus supplement may be used for resales from time to time by the selling shareholders set forth under “Selling Shareholders.”

Subject to the restrictions described in this prospectus supplement, the securities being resold under this prospectus supplement may be resold from time to time in any of the following ways:

•

with respect to the common stock, on the Nasdaq Global Select Market or such other national security exchange on which our common stock is listed, in transactions that may include special offerings and exchange distributions pursuant to and in accordance with the rules of such exchange;

•	in the over-the-counter market;
•	in transactions otherwise than on an exchange or in the over-the-counter market, or in a combination of any such transactions;
•	through the writing of options;
•	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	in privately negotiated transactions;
•	in short sales;

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•	through transactions in which broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;
•	through a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

In connection with resales of the securities or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities and deliver securities to close out such short positions, or loan or pledge common stock to broker-dealers that in turn may sell such securities. Such transactions may be effected by the selling shareholders at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The selling shareholders may effect such transactions by selling the securities to or through broker-dealers and such broker-dealers may receive compensation in the form of discounts or commissions from the selling shareholders and may receive commissions from the purchasers of the securities for whom they may act as agent (which discounts or commissions from the selling shareholders or such purchasers will not exceed those customary in the type of transactions involved).

The selling shareholders may pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares from time to time pursuant to this prospectus supplement under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus supplement. The selling shareholders also may transfer and donate the Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement.

The selling shareholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus supplement to third parties in privately negotiated transactions. If an applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the selling shareholders or borrowed from the selling shareholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling shareholders in settlement of those derivatives to close out any related open borrowings of stock.

Any broker-dealers that participate with the selling shareholders in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions or discounts received by such broker-dealers and any profit on the resale of the securities by such broker-dealers might be deemed to be underwriting discounts and commissions under such act.

We are required to pay all fees and expenses incident to the registration of the securities.

Under the securities laws of some states, the Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling stockholder will sell any or all of the Shares registered pursuant to the registration statement, of which this prospectus supplement forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Shares by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the Shares, as applicable. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares, as applicable.

Once sold under the registration statement, of which this prospectus supplement forms a part, the Shares will be freely tradable in the hands of persons other than our affiliates.

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LEGAL MATTERS

The validity of the Shares offered pursuant to this prospectus supplement and certain other legal matters will be passed upon for us by William P. Crawford, Jr., Esq., the Company’s General Counsel. As of February 6, 2009, Mr. Crawford owned 12,148 shares of our common stock, including options to purchase 18,601 shares of our common stock exercisable within 60 days.

EXPERTS

The consolidated financial statements incorporated by reference in this prospectus supplement from our Current Report on Form 8-K dated May 14, 2008 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this document by reference to our Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report(s) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, which report is also incorporated by reference in this document and has been given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements for the year ended December 31, 2005 incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2007 have been incorporated by reference in this document in reliance on the report of KPMG LLP, an independent registered public accounting firm, which report is also incorporated by reference in this document, and upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy these reports and other information at the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents by mail from the SEC reference room at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These reports and other information are also filed by us electronically with the SEC and are available at the SEC’s website, www.sec.gov.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to another document that we filed with the SEC. The information incorporated by reference is an important part of this Offer to Exchange, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (in each case, other than information and exhibits “furnished” to and not “filed” with the SEC in accordance with SEC rules and regulations):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2007;
•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2008, June 30, 2008 and September 30, 2008; and
•

our Current Reports on Form 8-K filed on October 21, 2008, October 28, 2008, November 7, 2008, November 14, 2008, November 19, 2008, December 3, 2008, and December 11, 2008 (two filings), January 27, 2009 and January 28, 2009;

•

our registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act of 1934 that contains descriptions of TSFG’s common stock and other rights, including all amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing, emailing, or telephoning TSFG at the following address or telephone number:

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The South Financial Group, Inc.

102 South Main Street

Greenville, South Carolina 29601

Attn: Brian Wildrick

Telephone: (864) 239-6459

Email: investor@thesouthgroup.com

You should rely only on the information contained or incorporated by reference in the prospectus filed on June 6, 2008 with the SEC, this prospectus supplement or any pricing supplement. We have not authorized anyone to provide you with any other information. We and the selling shareholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in the prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front of the document.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date.

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8,045,308 Shares

The South Financial Group, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

February 9, 2009

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